UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

Royaltech Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52716	98-0445019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Donghu Ecological Economic Development Zone Changchun City, Jilin Province. P.R.C.	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-431-82561002

(Former name or former address, if changed since last report)

1855 TALLEYRAND, SUITE 203A
BROSSARD, QUEBEC, CANADA J4W 2Y9

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to our Current Report on Form 8-K filed September 15, 2008 is being filed solely for the purpose of responding to comments received by us from the Staff of the Securities and Exchange Commission on September 16, 2008. We are amending and restating Item 4.01 to include disclosure that our board of directors had approved the change of independent registered public accounting firms.

Item 4.01.    Changes in Registrant’s Certifying Accountant

Effective September 9, 2008, we dismissed Manning Elliot LLP (“Manning Elliott”) as our independent registered public accounting firm and appointed Goldman Parks Kurland Mohidin LLP as new our independent registered public accounting firm. Our board of directors approved the termination of Manning Elliott and the appointment of Goldman Parks Kurland Mohidin LLP as the Company’s new independent registered public accounting firm.

Manning Elliott’s reports on the financial statements of the Company for the fiscal years ended September 30, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended September 30, 2007 and through September 9, 2008, there have been no disagreements with Manning Elliott (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott, would have caused them to make reference thereto in their report on financial statements for such years.

During the fiscal years ended September 30, 2007 and through September 9, 2008, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

We provided Manning Elliott with a copy of the foregoing disclosures and requested Manning Elliott to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Manning Elliott’s response letter, dated September 18, 2008, is attached as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended September 30, 2007 and through September 9, 2008, neither the Company nor anyone on behalf of the Company has consulted with Goldman Parks Kurland Mohidin LLP regarding either:

1.    The application of accounting principles to specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that Goldman Parks Kurland Mohidin LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

2.    Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

16.1    Letter, dated September 18, 2008, from Manning Elliott LLP to the Securities and Exchange Commission.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2008	ROYALTECH CORP.

	By:	/s/ Lau San
Name: Lau San
Title: Chairman and Chief Executive Officer